                                 EXHIBIT 99.3

                         SAVINGS PLAN FOR EMPLOYEES OF
                     FROZEN FOOD EXPRESS INDUSTRIES, INC.

             STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS

                          December 31, 1997 and 1996


                                              1997                   1996
                                           -----------            -----------

Investments                                $17,880,896            $17,367,803
Participant notes receivable                 1,738,150              1,443,270
Contributions receivable and other             818,567                891,479
                                           -----------            -----------
 Total assets                               20,437,613             19,702,552
                                           -----------            -----------

Less:
Benefits payable                             2,939,703              1,729,482
Due to related trust                            42,273                 80,487
                                           -----------            -----------
 Total liabilities                           2,981,976              1,809,969
                                           -----------            -----------

 Net assets available for plan benefits    $17,455,637            $17,892,583
                                           ===========            ===========


       See accompanying notes and independent public accountants' report.

                         SAVINGS PLAN FOR EMPLOYEES OF
                       FFE TRANSPORTATION SERVICES, INC.

        STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS

                 Years Ended December 31, 1997, 1996 and 1995


                                        1997           1996           1995
                                    ------------   ------------   ------------

Investment income:
  Dividend income                   $   224,304    $   210,363    $   195,543
  Interest income                       137,212        142,252        111,251
                                    -----------    -----------    -----------
     Net investment income:             361,516        352,615        306,794

Realized gain                           455,433        330,317        585,376
Net unrealized depreciation
 In market value of investments        (948,741)      (391,095)    (7,192,030)

Employee contributions                1,621,793      1,531,707      1,496,401
Employer contributions                1,496,274      1,653,869        961,941
                                    -----------    -----------    -----------

  Total additions (reductions)        2,986,275      3,477,413     (3,841,518)

Decrease in fair market value of
 plan Benefits payable to
 participants                        (3,423,221)      (883,340)    (1,191,930)
                                    -----------    -----------    -----------

  Net increase (decrease)              (436,946)     2,594,073     (5,033,448)

Net assets available for plan
 benefits at Beginning of year       17,892,583     15,298,510     20,331,958
                                    -----------    -----------    -----------

Net assets available for plan
 benefits at end of year            $17,455,637    $17,892,583    $15,298,510
                                    ===========    ===========    ===========


       See accompanying notes and independent public accountants' report.

                         SAVINGS PLAN FOR EMPLOYEES OF
                      FROZEN FOOD EXPRESS INDUSTRIES, INC.

                         NOTES TO FINANCIAL STATEMENTS

                               December 31, 1997

1.   Description of the Plan
     -----------------------

     The Savings Plan for Employees of Frozen Food Express Industries, Inc. (the "Savings Plan") is a defined contribution plan covering substantially all employees of Frozen Food Express Industries, Inc. (the "Employer" or "FFEX") and its wholly owned subsidiaries. The Savings Plan is designed to comply with the Employee Retirement Income Security Act of 1974 ("ERISA") and to allow employees the option of investing in common stock of the Employer or in other investment funds designated by the Savings Plan committee. Participants should refer to the Savings Plan agreement for a more complete description of the Savings Plan's provisions.

     Contributions - Participants may elect to contribute to the Savings Plan
     -------------
     through periodic payroll deductions, subject to limits defined by the Savings Plan. Employee contributions, excluding rollovers, amounted to $1,619,485, $1,307,776, and $1,378,905 in 1997, 1996, and 1995,
     respectively. In addition, the Employer contributes to the Savings Plan on a quarterly basis amounts subject to limits defined by the Savings Plan.

     Eligibility - Employees become eligible for participation in the Savings
     -----------
     Plan as of the first entry date, as defined, concurrent with or next following the employees' completion of one-half year of service as defined by the Savings Plan.

     Participants' accounts - Each participant account is credited with the
     ----------------------
     participant's contributions and an allocation of (a) the Employer's contributions, (b) plan earnings, and (c) forfeitures of terminated participants' nonvested accounts. Allocations of plan earnings are based on participants' account balances, allocation of employer's contributions are based on participants' quarterly contributions, and allocations of forfeitures are based on the participants' annual compensation.

     Participants' Notes Receivable - Participants may borrow from their fund
     ------------------------------
     accounts an amount not to exceed the lesser of $50,000 or 50% of the participant's vested account balance. Loan transactions are treated as a transfer to (from) the investment fund and from (to) Participant Notes Receivable. Loan terms range from one to five years or up to ten years for the purchase of a primary residence. The loans are secured by the balance in the participant's account and bear interest at a reasonable rate as determined by the Savings Committee. The interest rates charged for loans in 1997 and 1996 ranged from 8.75% to 9.50%. Principal and interest payments are due in substantially level amortized payments payable not less than quarterly through payroll deductions.

     Vesting - Upon termination of employment, participants are entitled to
     -------
     receive 100% of their contributions and any earnings thereon. Participants' benefits from employer contributions begin to vest subsequent to completion of three years of credited service and vest 100% at completion of seven years of credited service as defined by the Savings Plan.

     Investment options - Upon enrollment in the Savings Plan, a participant may
     ------------------
     direct employee contributions in any of four investment options.

          Avesta Trust Income Fund - The fund invests in a diversified mix of primarily fixed income securities with a portion of the portfolio invested in equities and money market assets.

          Avesta Trust, Core Equity Fund - The fund invests in a diversified group of common stocks of large well established companies.

          Avesta Trust Money Market - The fund invests primarily in short-term U.S. Government, federal agency and instrumentality, securities, certificates of deposit, commercial paper, bankers' acceptances and repurchase agreements.

          Frozen Food Express Industries, Inc. Common Stock - Funds that are invested in the common stock of Frozen Food Express Industries, Inc.

     Participants may change their investment options semi-annually.

     Administration - The Savings Plan is administered by a committee appointed
     --------------
     by the Board of Directors of the Employer. Administrative expenses not paid by FFEX are paid by the Savings Plan.

     Termination of the Plan - While the Employer has not expressed any intent
     -----------------------
     to discontinue its contributions, it is free to discontinue contributions and may terminate the Savings Plan at any time. If terminated, net assets of the Savings Plan would be distributed to participants and beneficiaries as prescribed by the terms of the Savings Plan, in accordance with ERISA. Upon termination of the Savings Plan, participants' accounts become 100% vested.

     Tax status - The United States Treasury Department has advised that the
     ----------
     Savings Plan constitutes a qualified trust under Section 401(a) of the Internal Revenue Code (the "Code") and is therefore exempt from federal income tax under provisions of Section 501(a) of the Code. Participant contributions, employer contributions, and earnings from the Savings Plan are not includable in the participant's taxable income until such amounts are distributed to the participant or to the participant's beneficiary.

     Plan Merger - Management plans to merge the Conwell Employee Stock
     -----------
     Ownership Plan and FFE Transportation Services, Inc. Employee Stock Ownership Plan into the Savings Plan for Employees of Frozen Food Express Industries, Inc. during 1998.

2.   Summary of significant accounting policies
     ------------------------------------------

     Basis of accounting - The financial statements of the Savings Plan are
     -------------------
     under the accrual method of accounting.

     Accounting estimates - The preparation of financial statements in
     --------------------
     conformity with generally accepted accounting principles requires the Savings Plan Committee to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual outcomes may vary from these estimates.

     Valuation of investments - Investments in FFEX common stock and other
     ------------------------
     investment funds are valued based on the quoted market price on the last day of the year. The change in the difference between current market value and cost of the investment is reflected in the statement of changes in net assets available for plan benefits as net unrealized appreciation (depreciation) in market value of investments.

3.   Investments and cumulative unrealized appreciation (depreciation) in market
     ---------------------------------------------------------------------------
     value of investments
     --------------------

     Investments are held by the plan trustee and are invested under a discretionary trust agreement. The following represents the cost, fair value, and cumulative unrealized appreciation of investments at December 31, 1997, 1996, and 1995.

                                                          As of December 31, 1997
                             ----------------------------------------------------------------------------------
                                Number of                                                        Cumulative
                              Participating     Shares/                           Fair           Unrealized
                                Employees        Units           Cost             Value         Appreciation
                             ---------------  ------------  ---------------  ---------------  -----------------

FFEX common stock
  and Cash                            2,070     1,922,426      $12,572,458      $16,599,330         $4,026,872

AVESTA Trust Money
  Market Fund                           153       494,677          494,677          494,677                 --

AVESTA Trust Core
  Equity Income Fund                    160        26,902          462,615          571,666            109,051

AVESTA Trust
  Income Fund                           111        10,665          189,374          215,223             25,849
                                                               -----------      -----------         ----------
                                                               $13,719,124      $17,880,896         $4,161,772
                                                               ===========      ===========         ==========

3.   Investments and cumulative unrealized appreciation (depreciation) in market
     ---------------------------------------------------------------------------
     value of investments (Continued)
     --------------------

                                                          As of December 31, 1996
                             ----------------------------------------------------------------------------------
                                Number of                                                        Cumulative
                              Participating     Shares/                           Fair           Unrealized
                                Employees        Units           Cost             Value         Appreciation
                             ---------------  ------------  ---------------  ---------------  -----------------

FFEX common stock
  and Cash                            2,219     1,811,750      $11,230,013      $16,305,751         $5,075,738

AVESTA Trust Money
  Market Fund                           148       526,141          526,141          526,141                 --

AVESTA Trust Core
  Equity Income Fund                    151        19,888          303,894          316,961             13,067

AVESTA Trust
  Income Fund                           110        11,797          197,243          218,950             21,707
                                                               -----------      -----------         ----------
                                                               $12,257,291      $17,367,803         $5,110,512
                                                               ===========      ===========         ==========

3.   Investments and cumulative unrealized appreciation (depreciation) in market
     ---------------------------------------------------------------------------
     value of investments (Continued)
     --------------------

                                                           As of December 31, 1995
                             -----------------------------------------------------------------------------------
                                                                                                  Cumulative
                                Number of                                                         Unrealized
                              Participating     Shares/                           Fair           Appreciation
                                Employees        Units           Cost             Value         (Depreciation)
                             ---------------  ------------  ---------------  ---------------  ------------------

FFEX common stock
  and Cash                            2,327     1,718,398      $ 9,585,362      $15,035,982         $5,450,620

AVESTA Trust Money
  Market Fund                            68       524,516          524,516          524,516                 --

AVESTA Trust
  Equity Income Fund                     91         7,111          139,357          170,205             30,848

AVESTA Trust
  Income Fund                            74        10,587          172,622          192,761             20,139
                                                               -----------      -----------         ----------
                                                               $10,421,857      $15,923,464         $5,501,607
                                                               ===========      ===========         ==========

4.   Statement of net assets available for plan benefits by investment fund
     ----------------------------------------------------------------------

     As of December 31, 1997:

                                                                   Core
                                    FFEX            Money         Equity                      Participants'
                                Common Stock        Market        Income         Income           Notes
                                  and Cash           Fund          Fund           Fund         Receivable           Total
                              -----------------  ------------  -------------  ------------  -----------------  ----------------

       Investments               $16,599,330      $494,677       $571,666      $215,223         $       --       $17,880,896

       Participant's
        notes receivable                  --            --             --            --          1,738,150         1,738,150

       Contributions
        receivable                   818,567            --             --            --                 --           818,567
                                 -----------      --------       --------      --------         ----------       -----------

          Total Assets            17,417,897       494,677        571,666       215,223          1,738,150        20,437,613
                                 -----------      --------       --------      --------         ----------       -----------

       Due to related
        trust                         42,273            --             --            --                 --            42,273

       Benefits payable            2,851,144        16,426         38,800        33,333                 --         2,939,703
                                 -----------      --------       --------      --------         ----------       -----------

          Total
          Liabilities              2,893,417        16,426         38,800        33,333                 --         2,981,976
                                 -----------      --------       --------      --------         ----------       -----------

       Net assets
        available for
        Plan benefits            $14,524,480      $478,251       $532,866      $181,890         $1,738,150       $17,455,637
                                 ===========      ========       ========      ========         ==========       ===========

4.   Statement of net assets available for plan benefits by investment fund
     ----------------------------------------------------------------------

     As of December 31, 1996:

                                                                      Core
                                     FFEX             Money          Equity                       Participants'
                                 Common Stock        Market          Income         Income            Notes
                                   and Cash           Fund            Fund           Fund          Receivable            Total
                              ------------------  -------------  --------------  -------------  -----------------  -----------------


       Investments               $16,305,751       $526,141        $316,961       $218,950          $       --       $17,367,803

       Participant's
        notes receivable                  --             --              --             --           1,443,270         1,443,270

       Contributions
        receivable                   928,624        (38,306)            754            407                  --           891,479
                                 -----------       --------        --------       --------          ----------       -----------

          Total Assets            17,234,375        487,835         317,715        219,357           1,443,270        19,702,552
                                 -----------       --------        --------       --------          ----------       -----------

       Due to related
        trust                        (80,487)            --              --             --                  --           (80,487)

       Benefits payable           (1,595,425)       (44,239)        (39,114)       (50,704)                 --        (1,729,482)
                                 -----------       --------        --------       --------          ----------       -----------

          Total
          Liabilities             (1,675,912)       (44,239)        (39,114)       (50,704)                 --        (1,809,969)
                                 -----------       --------        --------       --------          ----------       -----------

       Net assets
        available for
        plan benefits            $15,558,463       $443,596        $278,601       $168,653          $1,443,270       $17,892,583
                                 ===========       ========        ========       ========          ==========       ===========

4.   Statement of net assets available for plan benefits by investment fund
     ----------------------------------------------------------------------

     As of December 31, 1995:

                                                        Core
                                 FFEX        Money     Equity                Participants'
                             Common Stock    Market    Income      Income        Notes
                               and Cash       Fund      Fund        Fund      Receivable       Total
                             ------------  ---------   --------   --------   ------------   -----------

Investments                  $15,035,982   $ 524,516   $170,205   $192,761    $       --    $15,923,464

Participant's
 notes receivable                     --          --         --         --     1,341,722      1,341,722

Contributions
 receivable                      235,940          --         --         --            --        235,940
                             -----------   ---------   --------   --------    ----------    -----------

 Total Assets                 15,271,922     524,516    170,205    192,761     1,341,722     17,501,126
                             -----------   ---------   --------   --------    ----------    -----------

Due to related
 trust                          (365,111)         --         --         --            --       (365,111)

Benefits payable              (1,566,503)   (193,174)   (13,293)   (64,535)           --     (1,837,505)
                             -----------   ---------   --------   --------    ----------    -----------

 Total
 Liabilities
                              (1,931,614)   (193,174)   (13,293)   (64,535)           --     (2,202,616)
                             -----------   ---------   --------   --------    ----------    -----------

Net assets
 available for
 plan benefits               $13,340,308   $ 331,342   $156,912   $128,226    $1,341,722    $15,298,510
                             ===========   =========   ========   ========    ==========    ===========

5.   Statement of changes in net assets available for plan benefits by
     -----------------------------------------------------------------
     investment fund
     ---------------

     For the Year Ended December 31, 1997

                                                        Core
                                 FFEX        Money     Equity                Participants'
                                Common      Market     Income     Income        Notes
                                Stock        Fund       Fund       Fund       Receivable       Total
                             ------------  ---------  ---------  ---------  --------------  ------------

     Dividend income         $   224,304   $     --   $     --   $     --      $       --   $   224,304

     Interest income               2,738     25,450         --         --         109,024       137,212

     Realized gain               424,606         --     18,087     12,740              --       455,433

     Net (depreciation)
      unrealized
      appreciation in
      market value of
      investments             (1,048,866)        --     95,984      4,141              --      (948,741)

     Employee
      contributions            1,350,825    101,527    102,146     67,295              --     1,621,793

     Employer
      Contributions            1,496,274         --         --         --              --     1,496,274
                             -----------   --------   --------   --------      ----------   -----------

     Total                     2,449,881    126,976    216,218     84,176         109,024     2,986,275

     Transfers between
      funds                     (455,753)   (48,036)   114,665     (3,385)        392,509            --

     Decrease in fair
      market value of
      plan benefits
      payable to
      participants            (3,028,111)   (44,285)   (76,618)   (67,554)       (206,653)   (3,423,221)
                             -----------   --------   --------   --------      ----------   -----------

     Net increase             (1,033,983)    34,655    254,265     13,237         294,880      (436,946)

     Net assets available
      for plan benefits
      at beginning of
      period                  15,558,463    443,596    278,601    168,653       1,443,270    17,892,583
                             -----------   --------   --------   --------      ----------   -----------

     Net assets available
      for plan benefits
      at end of period       $14,524,480   $478,251   $532,866   $181,890      $1,738,150   $17,455,637
                             ===========   ========   ========   ========      ==========   ===========

5.   Statement of changes in net assets available for plan benefits by
     -----------------------------------------------------------------
     investment fund
     ---------------

     For the Year Ended December 31, 1996

                                                     Core
                             FFEX        Money      Equity               Participants'
                            Common       Market     Income     Income        Notes
                            Stock         Fund       Fund       Fund       Receivable       Total
                         ------------  ----------  ---------  ---------  -------------   ------------

 Dividend income         $   210,363    $     --   $     --   $     --    $       --     $   210,363

 Interest income               3,049      25,414         --         --       113,789         142,252

 Realized gain               271,816          --     56,488      2,013            --         330,317

 Net unrealized
  (depreciation)
  appreciation in
  market value of
  investments               (374,883)         --    (17,782)     1,570            --        (391,095)

 Employee
  contributions            1,315,007      89,786     77,449     49,465            --       1,531,707

 Employer
  contributions            1,653,869          --         --         --            --       1,653,869
                         -----------   ---------   --------   --------    ----------     -----------

 Total                     3,079,221     115,200    116,155     53,048       113,789       3,477,413

 Transfers between
  funds                      (74,182)      1,058     35,825      2,766        34,533              --

 Decrease in fair
  market value of
  plan benefits
  payable to
  participants              (786,884)     (4,004)   (30,291)   (15,387)      (46,774)       (883,340)
                         -----------   ---------   --------   --------    ----------     -----------

 Net increase              2,218,155     112,254    121,689     40,427       101,548       2,594,073

 Net assets available
  for plan benefits
  at beginning of
  period                  13,340,308     331,342    156,912    128,226     1,341,722      15,298,510
                         -----------   ---------   --------   --------    ----------     -----------

 Net assets available
  for plan benefits
  at end of period       $15,558,463    $443,596   $278,601   $168,653    $1,443,270     $17,892,583
                         ===========   =========   ========   ========    ==========     ===========

5.   Statement of changes in net assets available for plan benefits by
     -----------------------------------------------------------------
     investment fund (Continued)
     ---------------

     For the Year Ended December 31, 1995

                             FFEX        Money      Equity               Participants'
                            Common       Market     Income     Income        Notes
                            Stock         Fund       Fund       Fund      Receivable       Total
                         ------------  ----------  ---------  ---------  -------------  ------------

 Dividend income         $   195,543   $      --   $     --   $     --    $       --     $   195,543

 Interest income                 795      29,818         --         --        80,638         111,251

 Realized gain               582,386          --        921      2,069            --         585,376

 Net unrealized
  (depreciation)
  appreciation in
  market value of
  investments             (7,255,565)         --     33,161     30,374            --      (7,192,030)

 Employee
  contributions            1,355,335      57,564     43,429     40,073            --       1,496,401

 Employer
  contributions              961,941          --         --         --            --         961,941
                         -----------   ---------   --------   --------    ----------     -----------

 Total                    (4,159,565)     87,382     77,511     72,516        80,638      (3,841,518)

 Transfers between
  funds                     (422,374)      3,936     26,101     (7,556)      399,893              --

 Decrease in fair
  market value of
  plan benefits
  payable to
  participants              (707,689)   (378,902)   (15,815)   (89,524)           --      (1,191,930)
                         -----------   ---------   --------   --------    ----------     -----------

 Net (decrease)
  increase                (5,289,628)   (287,584)    87,797    (24,564)      480,531      (5,033,448)

 Net assets available
  for plan benefits
  at beginning of
  period                  18,629,936     618,926     69,115    152,790       861,191      20,331,958
                         -----------   ---------   --------   --------    ----------     -----------

 Net assets available
  for plan benefits
  at end of period       $13,340,308   $ 331,342   $156,912   $128,226    $1,341,722     $15,298,510
                         ===========   =========   ========   ========    ==========     ===========

                    INDEPENDENT PUBLIC ACCOUNTANTS' REPORT
                    --------------------------------------



The Administrative Committee of the Savings Plan for
  Employees of Frozen Food Express Industries, Inc.:


We have audited the accompanying statements of net assets available for plan benefits of the Savings Plan for Employees of Frozen Food Express Industries, Inc. (the "Plan") as of December 31, 1996 and 1995, and the related statements of changes in net assets available for plan benefits for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the FFE Transportation Services, Inc. Employee Stock Ownership Plan, as of December 31, 1997 and 1996, and the changes in net assets available for plan benefits for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules on pages 47, 48 and 49 are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules on pages 47, 48 and 49 have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.



Waters, Murray & Associates
Mansfield, Texas
June 23, 1998

                            ADDITIONAL INFORMATION

                         SAVINGS PLAN FOR EMPLOYEES OF
                     FROZEN FOOD EXPRESS INDUSTRIES, INC.
                      ITEM 27a - SCHEDULE OF ASSETS HELD
                            FOR INVESTMENT PURPOSES

                               December 31, 1997


(a)  (b)   Identity of Issue      (c)   Description of Investment    (d)    Cost      (e) Current Value
        -----------------------       -----------------------------      -----------      -------------
        Chase Bank of Texas, NA       Money Market                       $    87,813      $    87,813

 *      FFEX                          1,834,613 shares common stock       12,484,645       16,511,517

        AVESTA Trust -
         Money Market                 494,677 shares money market            494,677          494,677

        AVESTA Trust -
         Core Equity Fund             26,902 shares growth stocks            462,615          571,666

        AVESTA Trust -
         Income Fund                  10,665 shares investment grade
                                        Bonds                                189,374          215,223

        Participants' notes           Interest bearing notes at
         receivable loan                8.75% - 9.50%.                   $        --      $ 1,738,150


*  Party-in-interest to the plan.

                         SAVINGS PLAN FOR EMPLOYEES OF
                     FROZEN FOOD EXPRESS INDUSTRIES, INC.
                ITEM 27a - SCHEDULE OF ASSETS ACQUIRED AND SOLD

                               December 31, 1997


(a) Identity of Issue  (b)    Description of Investment     (c)   Cost    (d) Proceeds
    -----------------      -------------------------------      --------      --------
          FFEX            *60,442 shares FFEX common stock      $374,646      $538,673


* These are total shares sold within the plan year, not necessarily just those shares acquired and disposed within the plan year.

     All other investment assets which were both acquired and disposed of during the plan year were interests issued by money market funds. Therefore, these transactions are excluded from this schedule in accordance with the Specific Instructions for Form 5500.

                         SAVINGS PLAN FOR EMPLOYEES OF
                     FROZEN FOOD EXPRESS INDUSTRIES, INC.
                ITEM 27d - SCHEDULE OF REPORTABLE TRANSACTIONS

                    Years Ended December 31, 1997 and 1996


                                                    Purchases
                                            ---------------------
 Identity Of                                Shares/                   Market
Party Involved      Description              Units        Cost         Value
--------------   -----------------          -------    ----------   ----------

1997
----

 FFEX            FFEX common stock           306,457    $2,804,321   $2,758,113

 AVESTA          Money Market Fund           130,643       130,643      130,643

 AVESTA          Core Equity Income Fund      12,600       248,223      267,739

 AVESTA          Income Fund                   5,406       104,901      109,102

1996
----

 FFEX            FFEX common stock           229,001    $2,296,650   $2,061,009

 AVESTA          Money Market Fund           128,092       128,092      128,092

 AVESTA          Core Equity Income Fund      19,951       304,851      317,959

 AVESTA          Income Fund                   2,855        49,466       52,989